NOVOGRADAC
& COMPANY LLP®
CERTIFIED PUBLIC ACCOUNTANTS

Exhibit 16.1

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We were previously the independent auditors for RealSource Residential, Inc. (the "Company") and, under the date of March 28, 2018, we reported on the financial statements of RealSource Residential, Inc. as of and for the two-year period ended December 31, 2017. On October 26, 2018, we were dismissed. We have read RealSource Residential Inc.'s statements included under Item 4.01 of its Form 8-K, dated October 26, 2018, and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statements contained in the first paragraph of Item 4.01 that the change was approved by the Board of Directors and in the fourth paragraph of Item 4.01 that RBSM LLP was not engaged regarding the application of accounting principles to a specified transaction on the type of audit opinion that might be rendered on RealSource Residential, Inc.'s financial statements.

Very truly yours,

Novogradac & Company LLP

Alpharetta, Georgia
October 26, 2018

NOVOGRADAC & COMPANY LLP
P 678.867.2333
F 678.867.2366
W www.novoco.com
OFFICE 2325 Lakeview Parkway, Suite 450
Alpharetta, Georgia 30009